SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 3, 2006
GRUBB & ELLIS REALTY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32753	20-3426353

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
2215 Sanders Road, Suite 400, Northbrook, Illinois 60062

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (847) 753-7500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 3, 2006, Grubb & Ellis Realty Advisors, Inc. (the “Company”) closed its initial public offering (the “IPO”) of an aggregate of 23,958,334 units, which represents the Company’s base offering of 20,833,334 units plus the exercise of the entire over-allotment option by the underwriters for an additional 3,125,000 units. Each unit was offered and sold at a price of $6.00 per unit, generating gross proceeds to the Company of $143,750,004. Each unit consists of one share of common stock and two warrants. Audited financial statements as of March 3, 2006, reflecting receipt of the proceeds upon consummation of the IPO, have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1	Audited Financial Statements

99.2	Press Release, dated March 3, 2006, issued by Grubb & Ellis Realty Advisors, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS REALTY ADVISORS, INC.
By:	/s/ Mark E. Rose
Mark E. Rose
Chief Executive Officer

Dated: March 9, 2006